LETTER AGREEMENT

Sub-Investment Advisory Agreement

July 1, 2022

River Road Asset Management, LLC

462 South Fourth Street, Suite 2000

Louisville, Kentucky 40202

Attn: Chief Compliance Officer

Re:	Sub-Investment Advisory Agreement between AMG Funds LLC (the “Adviser”) and River Road Asset Management, LLC (the “Subadviser”), dated as of June 30, 2014, and as amended from time to time (the “Subadvisory Agreement”)

Ladies and Gentlemen:

Pursuant to Section 13 of the Subadvisory Agreement, the Adviser hereby notifies you that Schedule B to the Subadvisory Agreement is amended and restated, effective as of the date hereof, to reflect a revised subadvisory fee (the “New Subadvisory Fee”) that has been agreed to by the Adviser and the Subadviser with respect to AMG River Road Dividend All Cap Value Fund, a series of AMG Funds IV (the “Trust”). Attached as Appendix A is an amended and restated Schedule B to the Subadvisory Agreement setting forth, among other things, the fee that the Adviser will pay the Subadviser with respect to AMG River Road Dividend All Cap Value Fund pursuant to Section 2(a) of the Subadvisory Agreement.

Please acknowledge your agreement to the amended and restated Schedule B, including the New Subadvisory Fee, as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds LLC

By:	/s/ Keitha L. Kinne
Name: Keitha L. Kinne
Title: Chief Operating Officer

ACKNOWLEDGED AND ACCEPTED

River Road Asset Management, LLC

By:	/s/ Thomas D. Mueller
Name: Thomas D. Mueller, CFA, CPA
Title: Chief Operating Officer / Chief Compliance Officer
Date: 6/14/22

Appendix A

AMENDED AND RESTATED

SCHEDULE B

Fund	Annual Fee Rate
AMG River Road Dividend All Cap Value Fund (formerly, ASTON/River Road Dividend All Cap Value Fund)	[ ]%

AMG River Road Focused Absolute Value Fund (formerly, ASTON/River Road Focused Absolute Value Fund)	[ ]%

AMG River Road Small Cap Value Fund (formerly, ASTON/River Road Small Cap Value Fund)	[ ]%

AMG River Road Small-Mid Cap Value Fund (formerly, AMG River Road Select Value Fund, which was formerly ASTON/River Road Select Value Fund)	[ ]%

AMG River Road International Value Equity Fund (formerly, AMG River Road Long-Short Fund, which was formerly ASTON/River Road Long-Short Fund)	[ ]%